WEINSTEIN & CO.

CERTIFIED PUBLIC ACCOUNTANTS

Date : February 23, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Bling Marketing, Inc.

We hereby consent to the inclusion in this third amendment to the Registration Statement (the “Registration Statement”) on Form S-1/A of Bling Marketing, Inc (the “Company”) of our report, dated January 28, 2014, with respect to our audit of the financial statements of the Company as of December 31, 2013 and the results of its operations and cash flows for the period of inception (October 30, 2013) through December 31, 2013, included in the filing of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A (Isr)

Jerusalem, Israel

www.wcpa.co.il, w@wcpa.co.il
A Member of : TIAG
the International Accounting Group
US number: 1-866-761-3034

20301 Ventura Blvd
325 Woodland Hills
Los Angeles, CA 91364
United States

WEINSTEIN & CO.
E-MAIL: w@wcpa.com
WEB SITE: www.wcpa.co.il